                             COMPOSITE

                    CERTIFICATE OF INCORPORATION

                                OF

                        THE GILLETTE COMPANY

                (As amended through April 16, 1987)

                                CONSISTING OF:

- - CERTIFICATE OF INCORPORATION - GILLETTE SAFETY RAZOR COMPANY. Filed September 10, 1917.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 500,000 SHARES WITHOUT PAR VALUE. Filed November 21, 1921.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 2,000,000 SHARES WITHOUT PAR VALUE. Filed October 13, 1924.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 3,000,000 SHARES WITHOUT PAR VALUE. Filed November 15, 1928.

- - CERTIFICATE OF AMENDMENT RECLASSIFYING AUTHORIZED CAPITAL STOCK INTO 310,000 SHARES WITHOUT PAR VALUE OF $5 DIVIDEND CONVERTIBLE PREFERENCE STOCK AND 2,801,269 SHARES WITHOUT PAR VALUE OF COMMON STOCK AND STATING THE DESIGNATIONS AND POWERS, PREFERENCES AND QUALIFICATIONS OF THE CONVERTIBLE PREFERENCE STOCK AND COMMON STOCK. Filed November 19, 1930.

- - CERTIFICATE OF AMENDMENT AMENDING THE TERMS OF THE CONVERTIBLE PREFERENCE STOCK. Filed December 23, 1931.

- - CERTIFICATE OF AMENDMENT AMENDING THE OBJECTS AND PURPOSES OF THE CORPORATION. Filed April 23, 1936.

- - CERTIFICATE OF AMENDMENT DECREASING THE AUTHORIZED CONVERTIBLE PREFERENCE STOCK TO 300,000 SHARES AND THE AUTHORIZED COMMON STOCK TO 2,781,269 SHARES. Filed April 23, 1937.

- - CERTIFICATE OF RETIREMENT OF PREFERRED STOCK DECREASING THE AUTHORIZED CONVERTIBLE PREFERENCE STOCK BY 18,549 SHARES. Filed November 9, 1943.

- - CERTIFICATE OF AMENDMENT RECLASSIFYING EACH SHARE OF COMMON STOCK WITHOUT PAR VALUE TO TWO SHARES OF COMMON STOCK WITH THE PAR VALUE OF $1 EACH. Filed December 6, 1950.

- - CERTIFICATE OF AMENDMENT CHANGING THE NAME OF THE CORPORATION TO THE GILLETTE COMPANY. Filed March 26, 1952.

- - CERTIFICATE OF REDEMPTION AND CONVERSION REDUCING THE AUTHORIZED CAPITAL STOCK BY ELIMINATING ALL REFERENCE TO THE CONVERTIBLE PREFERENCE STOCK. Filed September 22, 1954.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 11,125,076 SHARES WITH THE PAR VALUE OF $1 EACH. Filed September 16, 1955.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 33,375,228 SHARES WITH THE PAR VALUE OF $1 EACH. Filed November 16, 1961.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 36,375,228 SHARES OF WHICH 1,000,000 SHARES SHALL BE SHARES OF THE CLASS OF PREFERRED STOCK WITHOUT PAR VALUE AND 35,375,228 SHARES SHALL BE SHARES OF THE CLASS OF COMMON STOCK WITH THE PAR VALUE OF $1 EACH AND STATING THE PROVISIONS GOVERNING THE DESIGNATIONS AND POWERS, PREFERENCES AND RIGHTS AND QUALIFICATIONS THEREOF OF EACH CLASS OF STOCK. Filed March 20, 1969.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 75,000,000 SHARES OF WHICH 2,500,000 SHARES SHALL BE SHARES OF THE CLASS OF PREFERRED STOCK WITHOUT PAR VALUE AND 72,500,000 SHARES SHALL BE SHARES OF THE CLASS OF COMMON STOCK WITH THE PAR VALUE OF $1 EACH. Filed April 16, 1982.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 150,000,000 SHARES OF WHICH 5,000,000 SHARES SHALL BE SHARES OF THE CLASS OF PREFERRED STOCK WITHOUT PAR VALUE AND 145,000,000 SHARES SHALL BE SHARES OF THE CLASS OF COMMON STOCK WITHTHE PAR VALUE OF $1 EACH AND ESTABLISHING A CLASSIFIED BOARD OF DIRECTORS. Filed April 17, 1986.

- - CERTIFICATE OF AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK TO 295,000,000 SHARES OF WHICH 5,000,000 SHARES SHALL BE SHARES OF THE CLASS OF PREFERRED STOCK WITHOUT PAR VALUE AND 290,000,000 SHARES SHALL BE SHARES OF THE CLASS OF COMMON STOCK WITH THE PAR VALUE OF $1 EACH AND ELIMINATING OR LIMITING DIRECTOR LIABILITY TO THE EXTENT PERMITTED BY DELAWARE LAW. Filed
   April 16, 1987.

                                 ------------

        COMPOSITE CERTIFICATE OF INCORPORATION

                         OF

                THE GILLETTE COMPANY

        (As amended through April 16, 1987)

     1. The name of the corporation is

                THE GILLETTE COMPANY.

     2. The location of its principal office in the state of Delaware is 1209 Orange street in the city of Wilmington in the county of New Castle. The name of the agent therein and in charge thereof is The Corporation Trust Company.

     3. The nature of the business of the corporation and the objects and purposes proposed to be transacted promoted or carried on by or on behalf of the corporation are as follows:

     (a) To purchase or otherwise acquire the business now owned and carried on by the Gillette Safety Razor Company a corporation organized and existing under the laws of the Commonwealth of Massachusetts together with all its property real and personal easements rights franchises and privileges including land and buildings plants stock and all other property and assets connected with the business and the good will thereof and the benefit of all pending contracts and all patents and other rights and privileges of or connected with the said business subject however to all debts and liabilities of the said Massachusetts corporation existing at the date of the conveyance and transfer of the said business and property and to issue all or any part of the capital stock of this corporation directly or indirectly as consideration for the acquisition of the said property and assets.

     And to make and enter into an agreement with the said Gillette Safety Razor Company of Massachusetts and with Aldred & Company a copartnership with its principal office in the City of New York in substantially the following terms:

        "AN AGREEMENT between the Gillette Safety Razor Company, incorporated under the laws of Massachusetts, herein called the "Old Company," of the first part, the Gillette Safety Razor Company, incorporated under the laws of Delaware, herein called the "New Company" of the second part, and Aldred & Company, a copartnership with its principal office in the City of New York, herein called the "Bankers" of the third part.

        WHEREAS the Bankers have acquired the right to purchase a large majority of the shares of the Old Company, at and upon the terms hereinafter mentioned, and have caused the New Company to be organized under the laws of Delaware (for the purpose, among other things, of executing and adopting this contract), with the capitalization of 250,000 shares without par value, and with authority to authorize and issue the $6,000,000 Five Year Six Per Cent convertible notes hereinafter mentioned.

        NOW THEREFORE in consideration of the premises and of the mutual promises hereinafter contained, the parties agree with each other as follows:

        1. In consideration of the transfer of all the property and assets of the Old Company upon the order of the Bankers, as hereinafter provided, the Bankers agree to pay to each of the shareholders of the Old Company who shall elect to take the same, the sum of $200 for each share of the common stock and $125 for each share of the preferred stock of the Old Company, plus an additional sum in cash on account of accrued dividends equal to 7 per cent on the par value of each such share of stock, from the 1st July 1917 up to the date of issue of the new shares. The Bankers shall also pay to the Old Company, or to the New Company, an equal sum per share for or on account of all shareholders of the Old Company who shall decline either to take such payment from the Bankers or to take shares of the New Company in exchange for their shares in the Old Company, as hereinafter provided.

        2. In consideration of the said payments which the Bankers hereby agree to make to or for account of the stockholders of the Old Company, as above provided, the Old Company hereby agrees to assign and deliver to the New Company, as the nominee of the Bankers, all the property and assets of the Old Company subject to all of its liabilities and obligations.

        3. In consideration of the transfer and delivery, to it, of the property and assets of the Old Company, as above provided, at the request of the Bankers, the New Company agrees to deliver to the Bankers, or to their order, all of its said

250,000 shares, and also to authorize, deliver and issue to the Bankers, or to their order, $6,000,000 five year six per cent notes convertible into its stock at the rate of ten shares of stock for every $1000 par value of notes (interest and dividends to be adjusted), and the Bankers agree to deposit with a trust company 60,000 shares of the said stock to be held and used to convert or retire the said notes. Any and all shares of the said stock not so used to convert or retire the said notes shall be cancelled.

        4. The Bankers shall receive from the New Company the said $6,000,000 notes and the said 250,000 shares as their own absolute property with the obligation to deposit the said 60,000 shares with the said trust company forthwith and with the right to sell all or any part of the remaining shares and the said notes to such persons and for such prices as they may deem best, for the purpose of raising funds to pay the shareholders of the Old Company, as hereinbefore provided, and for such other purposes as in their discretion they may determine, the Bankers being entitled to retain for their own use any of the said notes and stock not sold by them to others or any profits realized by them from such sales.

        5. The Bankers may offer shares of the New Company in exchange for common shares of the Old Company, at the rate of three shares in the New Company for each common share of the Old Company, plus a sum in cash on account of accrued dividends, equal to 7 per cent per annum on the par value of the said old common shares from the 1st July 1917 to the date of issue of the new shares.

        6. The Bankers shall pay all expenses incident to the foregoing transactions, except that the sum of money payable to the holders of the old shares on account of accrued dividends, as above provided, shall be withdrawn from the cash now in the treasury of the Old Company after or concurrently with the transfer thereof to the New Company, and that the New Company shall assume the liability, if any, devolving upon the Old Company from the claims of any shareholders under the Act of 1903, c. 437, s. 44.

        IN WITNESS WHEREOF the parties of the first and second parts have caused their common seals to be hereto affixed and these presents to be executed by their respective officers thereto duly authorized, and the parties
of the third part have hereto affixed their hands and seal this         day
of September 1917

                               GILLETTE SAFETY RAZOR COMPANY (of Massachusetts)

                By

                                                                     President

                                                                      Treasurer

                By                  GILLETTE SAFETY RAZOR COMPANY (of Delaware)

                                                                      President

                                                                    Treasurer


        Subject, however, to such changes, alterations and modifications as may be agreed between the said Gillette Safety Razor Company of Massachusetts and the said Aldred & Company and the board of directors or shareholders of this corporation.

        (b) To manufacture make prepare produce import purchase or otherwise acquire and to utilize and to sell lease mortgage pledge exchange export and otherwise dispose of and deal in and with razors razor blades cutlery and hardware of any and all kinds and any and all other goods wares merchandise materials and property whether or not in a raw natural or finished state and whether or not pertaining to razors razor blades cutlery or hardware and any and all kinds of machines machinery apparatus appliances tools implements mechanical and other devices whatsoever and all other articles and things that are or may be useful or utilized for or in connection with any of the foregoing.

        (c) To purchase take on lease or in exchange or otherwise acquire and to deal with any real or personal property and any business or any businesses and the good will thereof and any easements licenses patent and other rights or privileges and secret or other processes which in the opinion of the board of directors may be necessary or desirable for or in connection with the business or any branch or branches thereof.

        (d) To build construct purchase or otherwise acquire and to work utilize and operate any and all undertakings works factories workshops storehouses and other facilities appliances and equipment useful or convenient in connection with the objects of the business or any of them and to establish maintain and run agencies for and in connection with the distribution of the products and commodities of the corporation.

        (e) To purchase or otherwise acquire and to hold sell assign transfer mortgage pledge or otherwise dispose of shares of the capital stock or any bonds debentures securities or evidences of indebtedness created or issued by any other corporation or corporations association or associations and while owner of any such shares or securities to excercise any and all rights powers and privileges of ownership including the right to vote thereon and in connection therewith.

        (f) To aid in any manner by guarantee or otherwise any corporation company or association any of whose shares debentures securities or evidences of indebtedness are owned or held by the corporation and to do any acts or things designed to protect preserve improve or enhance the value of any such shares bonds debentures or other securities or evidence of indebtedness.

        (g) To procure the corporation to be registered and recognized in any foreign country or countries and to designate persons therein according to the laws of such foreign country or countries to represent this corporation and to accept service for and on behalf of this corporation of any process or suit.

        (h) To consolidate amalgamate or merge with any other corporation having objects altogether or in part similar to those of this corporation.

        (i) To do all and everything necessary useful convenient or proper for or in connection with the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein expressed or implied or which shall at any time appear expedient for or conducive to the benefit or protection of the corporation and to have and exercise all the powers and privileges now or hereafter conferred by the laws of Delaware upon corporations formed under the act hereinafter mentioned and all powers necessary or convenient to the attainment of the objects set forth in the foregoing clauses which shall be construed both as objects and powers. And nothing herein contained shall be construed to authorize the formation of any corporation or company for banking or insurance or any savings bank or trust company or any corporation intended to derive profit from the loan or use of money or any safe deposit company or any corporation possessing any of the powers prohibited to corporations formed under the provisions of the act hereinafter mentioned.

        4. The total number of shares of all clases of stock which the corporation shall have authority to issue is Two Hundred Ninety-Five Million (295,000,000) shares, of which Five Million (5,000,000) shares shall be shares of the class of Preferred Stock without par value (hereinafter called "Preferred Stock"), and Two Hundred Ninety Million (290,000,000) shares shall be shares of the class of Common Stock with the par value of $1 per share (hereinafter called "Common Stock").

        The minimum amount of capital with which the corporation shall commence business is One Thousand Dollars ($1,000).

        The designations and the powers, including full or limited or no voting powers, preferences and rights, including any relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

        1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of the class of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

        (a) The number of shares to constitute each such series, and the designation of each such series.

        (b) The dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the relation (including preferences, if any) which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock, and whether such dividends shall be cumulative or noncumulative.

        (c) Whether the shares of each such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

        (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series.

        (e) Whether or not the shares of each such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

        (f) The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of directors or otherwise.

        (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

        (h) The rights of the holders of the shares of each such series (including preferences, if any, over the rights of holders of any other class or classes or any other series of any class or classes) upon the dissolution of, or upon the distribution of assets of, the corporation.

        2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever and all voting power shall be vested in the Common Stock. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the stock of the corporation entitled to vote in respect thereof. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock registered in their respective names on the books of the corporation.

        Unless otherwise determined by the Board of Directors, no holder of any stock of the corporation of any class or classes, now or hereafter authorized, shall, as such holder, have any right to purchase or subscribe for (1) any shares of stock of any class or classes, now or hereafter authorized, or any warrant or warrants, option or options or instrument or instruments that shall confer upon the holder or holders thereof the right to subscribe for or to purchase or to receive from the corporation any stock of any class or classes, now or hereafter authorized, which it may issue or sell, (2) any obligation which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the stock of the corporation of any class or classes, now or hereafter authorized, or to which shall be attached or appurtenant any warrant or warrants, option or options, or instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for, or to purchase or receive from the corporation, any shares of its stock of any class or classes, now or hereafter authorized.

        3. The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock at such price or prices or for such other consideration as may be fixed and determined from time to time by the Board of Directors, or of Common Stock at such price or prices or for such other consideration, not less than its par value, as may be fixed and determined from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services or any other lawful consideration. Any and all such shares of the Preferred or Common Stock of the corporation the issuance of which has been so authorized, and for which the payment or consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

        5. The names and places of residence of each of the original subscribers to the capital stock and the number of shares subscribed for by each are as follows:



              Name                       Residence              Number of Shares
        Norman J. MacGaffin             Boston, Mass                     3
        James E. Manter                 Portland, Me                     3
        Clement M. Egner                Elkton, Md                       4
                                                                    ---------
                Total                                                   10


        6. The corporation is to have perpetual existence.

        7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        8. As supplementing and not in any respect limiting or restricting the powers conferred by the statutes or otherwise the Board of Directors are expressly authorized at any time and from time to time.

        (a) To alter amend and rescind the by-laws of the corporation without the vote or assent of the stockholders.

        (b) If the by-laws so provide to designate by resolution passed by a majority of the entire board two or more of their number to constitute an Executive Committee which committee shall for the time being as provided in the by-laws or in the said resolution have and exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation and have power to authorize the seal of the corporation to be affixed to all papers which may require it.

        (c) To fix the amount or amounts to be reserved as working capital And to purchase any property franchises or rights and to enter into any contracts which the Board of Directors may deem advantageous to the corporation and to fix the price to be paid by the corporation for any such property rights or contracts And to issue shares in the capital stock of the corporation at such price or prices or for such consideration as the Board of Directors shall fix and determine And to borrow money and to issue bonds debentures or other securities of the corporation and to pledge or sell the same for such sums and upon such terms as they may deem expedient And to mortgage hypothecate pledge or otherwise encumber or charge the real and personal property of the corporation to secure the payment of any such bonds debentures or other securities or debts of the corporation and to sell transfer or otherwise dispose of any of the real and personal property of the corporation.

        (d) To determine whether and to what extent and at what time or times and place or places and under what conditions and regulations the accounts and books of the corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders and no stockholder shall have any right of inspecting any account or book or document or paper of the corporation except as conferred by Delaware laws or as authorized by the board of directors or by a resolution of the stockholders.

        (e) To authorize the use and application of surplus earnings or accumulated profits of the corporation authorized by law to be reserved to the purchase or acquisition of property and to the purchase or acquisition of shares in the capital stock of the corporation from time to time to such extent and in such manner and upon such terms as the board of directors shall determine and neither the property nor the shares so purchased and acquired nor any shares in the capital stock of the corporation taken in payment or satisfaction of any debt due to the corporation shall be regarded as profits for the purpose of declaration or payment of dividends unless otherwise determined by a majority of the board of directors or a majority of the stockholders.

        9. The Board of Directors shall consist of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for the three-year term. At each succeeding annual meeting of stockholders, beginning in 1987, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which that director's term expires and until that director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause.

        Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of that director's predecessor. Notwithstanding the foregoing, whenever the holder of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, voting powers and other attributes of such directorships shall be governed by the resolutions of the Board of Directors creating that class or series, and such directors so elected shall not be divided into classes pursuant to this Article 9 unless expressly provided by such resolutions. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws) the affirmative vote of the holders of 75% of the outstanding capital stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with this Article 9.

        10. The corporation may in its by-laws confer powers additional to the foregoing upon the board of directors in addition to the powers and authorities expressly conferred upon them by the laws of Delaware.

          (a) A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        11. The bylaws of the corporation may prescribe the number of shares whose holders must be present or represented in order to constitute a quorum at meetings of stockholders which number may be less than a majority of the total number of shares.

        12. If the bylaws so provide meetings of directors and of stockholders may be held either within or without the state of Delaware and the corporation may have one or more offices (in addition to the principal office in Delaware) and the books of the corporation (subject to the provisions of the Delaware laws) may be kept outside the state of Delaware at such place or places as may be from time to time designated by the board of directors.

        13. The right and power is hereby reserved to the corporation and to its stockholders to amend alter change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of Delaware and any and all rights conferred on stockholders herein shall be subject to this reservation and to change or modification as herein expressly provided.

                                ----------------

        We the undersigned being all of the original subscribers to the capital stock hereinbefore named for the purpose of forming a corporation to do business both within and without the state of Delaware and in pursuance of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law" (approved March 10th, 1899) and the acts amendatory thereof and supplemental thereto do make and file this certificate hereby declaring and certifying that the facts herein stated are true and do respectively agree to take the number of shares of stock hereinbefore set forth and accordingly have hereunto set our hands and seals this 10th day of September 1917.

In presence of

                Lawrence J. Broman
                                        Norman J. MacGaffin             (seal)
                                        James E. Manter                 (seal)
                                        Clement M. Egner                (seal)

State of Delaware
                         )
                         : s.s.
                         )
County of New Castle,


        Be it remembered that on this 10th day of September, 1917 personally came before me Lawrence J. Broman a Notary Public for the State of Delaware Norman J. MacGaffin, James E. Manter and Clement M. Egner, the parties to the foregoing certificate of incorporation known to me personally to be such and severally acknowledge the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

        Given under my hand and seal of office the day and year aforesaid.


                                                    LAWRENCE J. BROWMAN
                                                    Notary Public


LAWRENCE J. BROMAN
Notary Public
Appointed July 27, 1914
State of Delaware
Term Four Years

                 SUPPLEMENT TO (BUT NOT A PART OF) COMPOSITE
                         CERTIFICATE OF INCORPORATION

                              NOTES ON ARTICLE 4

This article originally read as follows:

        4. The total authorized capital stock of the corporation shall consist of 250,000 (two hundred and fifty thousand) shares without any nominal or par value. The amount of capital stock with which the corporation will begin business is 10 (ten) shares. All shares in the capital stock of this corporation shall be issued and accepted upon the express condition that there shall be no liability on the part of the incorporators organizers or promoters of this corporation or any of them on the ground that they stand in any fiduciary relation thereto or that they have fixed the price payable by this corporation for any property purchased by it or that this corporation has no independent board of directors and especially that there shall be no liability on the part of Aldred & Company or the incorporators organizers or promoters of this corporation or any of them arising from or in any way growing out of the agreement with the Gillette Safety Razor Company (of Massachusetts) and Aldred & Company or the transfer of property and the issue of the shares of stock and notes of this corporation thereunder except as therein expressly stated.

By a Certificate of Amendment filed November 21, 1921 with the Secretary of State of Delaware, 250,000 was struck out from the first sentence and 500,000 inserted.

By a Certificate of Amendment filed October 13, 1924 with the Secretary of State of Delaware, 500,000 was struck out from the first sentence and 2,000,000 inserted.

By a Certificate of Amendment filed November 15, 1928 with the Secretary of State of Delaware, 2,000,000 was struck out from the first sentence and 3,000,000 inserted.

By a Certificate of Amendment filed November 19, 1930 with the Secretary of State of Delaware on the merger with AutoStrop Safety Razor Company, a new article 4 was substituted wherein the former 3,000,000 shares of authorized capital stock were reclassified into 310,000 shares of preference and 2,801,269 shares of common stock, a total of 3,111,269 shares, and the various rights and privileges of the two classes of stock were set forth in detail.

By a Certificate of Amendment filed December 23, 1931 with the Secretary of State of Delaware, there was added a provision regarding the computation of profits.

By a Certificate of Amendment filed April 23, 1937 with the Secretary of State of Delaware, the total number of shares authorized was reduced from 3,111,269 to 3,081,269, of which 300,000 were preference shares and 2,781,269 were common shares. Simultaneously there was filed a Certificate of Reduction of Capital effecting the retirement of 10,000 shares of preference stock and 20,000 shares of common stock.

By a Certificate of Retirement of Preferred Stock Purchased Out of Surplus filed November 9, 1943 with the Secretary of State of Delaware, the charter was amended by reducing the number of preference shares by 18,549 to 281,451, which automatically reduced the total number of authorized shares by the same number, to 3,062,720.

By a Certificate of Amendment filed December 6, 1950 with the Secretary of State of Delaware, the charter was amended by reclassifying and changing the 2,781,269 shares of authorized Common Stock without par value into 5,562,538 shares of Common Stock with the par value of $1.00 per share and by changing the provisions relating to the voting and liquidation rights of the $5 Dividend Convertible Preference Stock.

By a Certificate of Redemption and Conversion filed September 22, 1954 with the Secretary of State of Delaware, the charter was amended so as to effect a reduction in the authorized capital stock by eliminating all reference to the $5 Dividend Convertible Preference Stock, so that the total number of authorized shares became 5,562,538 shares of Common Stock with a par value of $1 each.

By a Certificate of Amendment filed September 16, 1955 with the
Secretary of State of Delaware, the charter was amended to increase the authorized Common Stock to 11,125,076 shares with a par value of $1 each.

By a Certificate of Amendment filed November 16, 1961 with the
Secretary of State of Delaware, the charter was amended to increase the authorized Common Stock to 33,375,228 shares with a par value of $1 each.

By a Certificate of Amendment filed March 20, 1969 with the Secretary of State of Delaware, the charter was amended to increase the authorized capital stock to 36,375,228 shares consisting of 35,375,228 shares of Common Stock with a par value of $1 each and a new class of 1,000,000 shares of Preferred Stock without par value. Among other things, the provisions governing the designations and powers, preferences and rights and qualifications thereof of each class of stock were set forth, and the Board of Directors was empowered to provide for the issuance from time to time of one or more series of the new class of Preferred Stock and to fix various terms and provisions with respect to each such series.

By a Certificate of Amendment filed April 16, 1982 with the Secretary of State of Delaware, the charter was amended to increase the authorized capital stock to 75,000,000 shares consisting of 72,500,000 shares of common stock with a par value of $1 each and 2,500,000 shares of preferred stock without par value.

By a Certificate of Amendment filed April 17, 1986 with the Secretary of State of Delaware, the charter was amended to increase the authorized capital stock to 150,000,000 shares consisting of 145,000,000 shares of common stock with a par value of $1 each and 5,000,000 shares of preferred stock without par value.

By a Certificate of Amendment filed April 16, 1987 with the Secretary of State of Delaware, the charter was amended to increase the authorized capital stock to 295,000,000 shares consisting of 290,000,000 shares of common stock with a par value of $1 each and 5,000,000 shares of preferred stock without par value.

                          CERTIFICATE OF OWNERSHIP AND MERGER

                                       MERGING

                               Liquid Paper Corporation

                                         into

                                 The Gillette Company


        The Gillete Company, a corporation organized and existing under the laws of Delaware.

        DOES HEREBY CERTIFY:

        FIRST: That this Corporation was incorporated on the 10th day of September 1917 pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That this Corporation owns all of the outstanding shares of the stock of Liquid Paper Corporation, a corporation incorporated on the 22nd day of June 1973 pursuant to the General Corporation Law of the State of Delaware.

        THIRD: That this Corporation, by resolutions of its Board of Directors, duly adopted at a meeting held on the 15th day of September, 1988, determined to and did merge into itself Liquid Paper Corporation, which resolutions are in the following words to wit:

        RESOLVED, that this Corporation merge into itself Liquid Paper Corporation and assume all of its liabilities and obligations, said merger to become effective as of the close of business on the date of filing the Certificate of Ownership and Merger, substantially in the form filed with the records hereof, with such changes not materially affecting the substance thereof as the officer or officers of this Corporation acting on behalf of this Corporation may approve, with the Secretary of State of Delaware along with a copy of this Resolution.

        FURTHER RESOLVED, that the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President of this Corporation be and they hereby are directed to make and execute under the corporate seal of this Corporation, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Liquid Paper Corporation into this Corporation and to assume its liabilities and obligations on the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy in the office of the Recorder of Deeds of New Castle County.

        FURTHER RESOLVED, that the officers of this Corporation be and they are and each of them is hereby authorized to take all such action and to execute and to deliver in the name and on behalf of this Corporation, or otherwise, all such documents as the officer or officers so acting may deem necessary or desirable in connection with said merger of Liquid Paper Corporation into this Corporation.

        IN WITNESS WHEREOF, The Gillette Company has caused this certificate to be signed by its Vice President and attested to by its Secretary this 15th day of September, 1988.

ATTEST BY                                       By /s/ Joel P. Davis
/s/ Kathryn E. DeMoss                              ---------------------------
- --------------------------                             Joel P. Davis
    Kathryn E. DeMoss

                         CERTIFICATE OF DESIGNATION
                                     OF
                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                     OF
                            THE GILLETTE COMPANY

             Pursuant to Section 151 of the General Corporation Law
                          of the State of Delaware

        The Gillette Company, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, without par value, designated as Series B Cumulative Convertible Preferred Stock:

        RESOLVED, that a series of the class of authorized Preferred Stock, without par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Section 1. Designation and Amount.

        The shares of such series shall be designated as the "Series B Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares initially constituting such series shall be 600,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock.

        Section 2. Dividends and Distributions.

                (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of the Common Stock, par value $1 per share (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, cumulative dividends payable in cash at the annual rate of $87.50 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 (or if any of such days is not a Business Day, the Business Day next preceding such day) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date" and any dividend not paid on such date being referred to herein as "past due"), commencing on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue of the Series B Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, which will be September 29, 1989, the holders of shares of Series B Preferred Stock shall be entitled pursuant to this paragraph (a) to receive, when, as and if declared by the Board of Directors out of the net profits or net assets of the Corporation legally available for the payment of dividends, a cumulative cash dividend per share in the amount of (i) $21.875 multiplied by
(ii) a fraction equal to the number of days from such date of original issue to such Quarterly Dividend Payment Date divided by 90, and no more; provided further that if any applicable dividend payment or redemption payment is not made on a Quarterly Dividend Payment Date or the date set for such redemption, respectively, thereafter all such dividend payments and redemption payments that are past due and unpaid shall accrue interest at the higher of an annual rate of 8-3/4% or a rate (determined as of each Quarterly Dividend Payment
Date) equal to the yield on that issue of United States Treasury Bills with a maturity closest to one year from the date of determination (in either case compounded quarterly), with the amount of such interest added to accrued dividend payments or redemption payments, respectively, until all such dividend payments and redemption payments shall have been paid in full (or declared and funds sufficient therefor Set Apart for Payment).

                (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the Series B Preferred Stock. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall bear interest as provided in the last proviso of paragraph (a) of this Section 2. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days nor less than 10 days prior to the date fixed for the payment thereof.

                (c) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff or Rights) on its Common Stock, other than (i) dividends payable in cash in an aggregate amount in any fiscal year which, when declared, are not expected to exceed the net income of the Corporation during such year from continuing operations before extraordinary items, as determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice, or (ii) any dividend or distribution of shares of Common Stock, then, and in each such case (a "Triggering Distribution"), the holder of shares of Series B Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Series B Preferred Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the Series B Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

                (d) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series B Cumulative Convertible Preferred Stock.

        Section 3. Voting Rights. In addition to any voting rights provided elsewhere herein and in the Corporation's Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), and any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

                (a) Each share of Series B Preferred Stock shall be entitled to 20 votes, subject to adjustment in the manner set forth in paragraph (b) of
Section 8; provided, however, that the right to exercise any vote pursuant to this clause (a) shall be subject to satisfaction of any applicable waiting period with respect to any acquisition of shares of Series B Preferred Stock under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including any extensions thereof. Except as otherwise provided herein, or by the Certificate of Incorporation, or by law, the shares of Series B Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (b) So long as any shares of Series B Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series B Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not:
(i) authorize or create any class or series, or any shares of any class or series, of stock having any preference or priority as to dividends or upon redemption, liquidation, dissolution, or winding up over the Series B Preferred Stock, or redeemable prior to the time that the Series B Preferred Stock may be redeemable pursuant to Section 5 ("Senior Stock"); (ii) authorize or create any class or series, or any shares of any class or series, of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock or redeemable at or prior to the time that the Series B Preferred Stock may be redeemable pursuant to Section 5 ("Parity Stock"), provided, however, that no such vote shall be required with respect to the authorization or issuance by the Corporation of one or more new series of Preferred Stock that is Parity Stock, if (A) the aggregate purchase price (excluding transaction-related expenses) of all shares of such series is equal to or greater than the aggregate liquidation preference of all shares of such series, (B) the aggregate liquidation preference (excluding accrued but unpaid dividends) of all shares of such series of Preferred Stock does not exceed $300,000,000, and (C) shares of any such new series shall be issued only to an employee stock ownership plan organized and maintained by the Corporation for the benefit of its employees; (iii) reclassify any shares of stock of the Corporation into shares of Senior Stock or Parity Stock; (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; (v) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely or to increase the authorized number of shares of Series B Preferred Stock; or (vi) effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, provided, however, that no separate vote of the holders of the Series B Preferred Stock as a class shall be required in the case of a merger or consolidation or a sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation (such transactions being hereinafter in this proviso referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation will have after such reorganization no stock either authorized or outstanding ranking prior to, or on a parity with, the Series B Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation containing substantially the same relative rights and preferences as the stock of the Corporation for which it may be exchanged ("Exchanged Stock"), which Exchanged Stock was outstanding immediately preceding such reorganization and at such time ranked prior to, or on a parity with, the Series B Preferred Stock) and
(B) each holder of shares of Series B Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving, or acquiring corporation or the Corporation is the surviving corporation and the Series B Preferred Stock remains outstanding without change to its preferences, rights, and powers.

                (c) Whenever (i) dividends payable on shares of the Series B Preferred Stock pursuant to the terms of paragraphs (a) and (b) of Section 2 shall have been in arrears and not paid in full for three quarterly periods, whether or not consecutive (a "Dividend Default"), thereafter and until all such dividends shall have been paid in full or declared and Set Apart for Payment, or (ii) the Corporation shall have violated any of the covenants contained in Section 4 and such violation shall be continuing, or (iii) the Corporation shall have not redeemed shares of Series B Preferred Stock within five (5) Business Days of the date such redemption is required by Section 5
(a "Redemption Default"), thereafter and until such redemption shall have been performed or all funds necessary therefor Set Apart for Payment, or (iv) the Corporation shall have not distributed any dividend or other distribution distributable to the holders of shares of Series B Preferred Stock pursuant to the terms of paragraph (c) of Section 2 within five (5) Business Days of the date such distribution is required by paragraph (c) of Section 2
(a "Distribution Default"), thereafter and until such distribution shall have been performed, the holders of shares of Series B Preferred Stock shall have the right, voting together as a single class, to elect two directors. Such right of the holders of Series B Preferred Stock to vote for the election of directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Series B Preferred
Stock as of the record date of such written consent, until any dividends (or other amounts payable) in default on the outstanding shares of Series B Preferred Stock shall have been paid in full (or such dividends (or other amounts payable) shall have been declared and funds sufficient therefor Set Apart for Payment) and any distribution required by paragraph (c) of Section 2 shall have been made, at which time the term of office of the directors so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock as hereinabove authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Series B Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such directors as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series B Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of Series B Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by two and the holders of the Series B Preferred Stock shall be entitled to elect such additional directors. The absence of a quorum of the holders of any other class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of the Series B Preferred Stock of such voting rights. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph (c). In case of any vacancy occurring among the directors elected by the holders of the Series B Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of Series B Preferred Stock as a class shall cease to serve as directors before their terms shall expire, the holders of the Series B Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. After the holders of Series B Preferred Stock shall have exercised their right to elect directors pursuant to the terms of this paragraph (c), the authorized number of directors shall not be increased or decreased, regardless of the terms of any Junior Stock, or decreased, regardless of the terms of any other stock of the Corporation, except by a class vote of the holders of Series B Preferred Stock as provided above. The rights of the holders of Series B Preferred Stock to elect directors pursuant to the terms of this paragraph (c) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation.

                (d) Except as provided in this Certificate of Designation of Series B Cumulative Convertible Preferred Stock (including, without limitation, the right to vote with the Common Stock on all matters submitted to a vote of stockholders of the Corporation as set forth in paragraph (a) of this Section 3) or in the Certificate of Incorporation, or as required by law, the holders of shares of Series B Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

        Section 4.  Certain Restrictions.

                (a) Whenever (i) a Dividend Default has occurred, thereafter and until all accrued and unpaid dividends, whether or not declared, shall have been paid in full or declared and Set Apart for Payment, or (ii) a Distribution Default has occurred, thereafter and until all dividends or other distributions distributable pursuant to the terms of paragraph (c) of Section 2 shall have been distributed, or (iii) a Redemption Default has occurred, thereafter and until all mandatory redemption payments shall have been made or all necessary funds have been Set Apart for Payment, the Corporation shall not, nor shall it permit any of its Subsidiaries to: (A) declare or pay dividends, or make any other distributions, on any shares of Common Stock or other capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, other than dividends or distributions payable in Junior Stock or Rights; (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, other than dividends or distributions payable in Junior Stock or Rights, except dividends paid ratably on the Series B Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (C) redeem or purchase or otherwise acquire for consideration (other than Junior Stock) any shares of Junior Stock or Parity Stock (other than, with respect to Parity Stock, ratably with the Series B Preferred Stock); or (D) purchase or otherwise acquire for consideration any shares of

Series B Preferred Stock; provided, that the Corporation may redeem shares of Series B Preferred Stock pursuant to Section 5 hereof.

                (b) Notwithstanding the foregoing, nothing herein shall prevent the Corporation from (i) declaring a dividend or distribution of Rights (subject to compliance with paragraph (c) of Section 2), or issuing Rights in connection with the issuance of Junior Stock, Parity Stock or the Series B Preferred Stock or (ii) redeeming Rights at a price not to exceed $.01 per Right.

                (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5.  Redemption.

                (a) On July 20, 1999 (if any shares of Series B Preferred Stock remain outstanding), the Corporation shall redeem all outstanding shares of Series B Preferred Stock, by paying therefor in cash $1,000 per share plus all Accrued Dividends thereon to the date of redemption.

                (b) Except as provided in this paragraph, the Corporation shall have no right to redeem any share of Series B Preferred Stock prior to July 20, 1991. In the event the Closing Price per share of Common Stock exceeds the Redemption Threshold for at least twenty (20) consecutive Trading Days ending not more than five (5) Trading Days immediately preceding a notice of redemption given pursuant to subparagraph (i) of paragraph (f) of this Section, the Corporation shall thereupon have the right, at its sole option and election, to redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock by paying therefor in cash $1,000 per share plus all Accrued Dividends thereon to the date of redemption. Redemption may be effected pursuant to this paragraph only if the date of redemption is prior to July 20, 1991.

                (c) On and after July 20, 1991, the Corporation shall have the right, at its sole option and election, to redeem, at any time, all (but not less than all) of the outstanding shares of Series B Preferred Stock by paying therefor in cash $1,100 per share plus all Accrued Dividends thereon to the date of redemption.

                (d) Any holder of shares of Series B Preferred Stock may require the Corporation to redeem all (but not less than all) of such shares of Series B Preferred Stock held by it at a price equal to, at the sole option and election of the holder, either, (i) $1,000 per share, or (ii) an amount per share equal to the Event Price of the shares of Common Stock into which such share of Series B Preferred Stock is then convertible, plus, in either case, all Accrued Dividends thereon to the date of redemption, in the event there occurs a Change in Control.

                (e) (i) In the event that the Corporation shall redeem, repurchase, exchange any security or property for, or otherwise acquire for consideration any shares of Common Stock at a price equal to or greater than the Conversion Price, other than pursuant to the terms of a tender or exchange offer, then, and in each such case, the Corporation shall provide to the holders of shares of Series B Preferred Stock on the first Business Day of each month a listing of all redemptions, repurchases, exchanges and other acquisitions by the Corporation of shares of Common Stock during the preceding month, including information regarding number of shares acquired and the consideration paid. Any holder of shares of Series B Preferred Stock that has held such shares for less than two years shall thereupon have the right to require the Corporation, at the sole option and election of the holder, to redeem a number of shares of such holder's Series B Preferred Stock which does not exceed the product (rounded, upward or downward, to the nearest whole share) of (A) the percentage of the Corporation's Common Stock outstanding at the beginning of such preceding month that the Corporation acquired through redemption, repurchase, exchange or otherwise, during such preceding month, multiplied by (B) the total number of shares of Series B Preferred Stock held by such holder, at a price per share equal to the sum of (X) the product of (1) the number of shares of the Corporation's Common Stock into which a share of the Series B Preferred Stock is convertible immediately prior to such redemption, repurchase, exchange or other acquisition, multiplied by (2) the Average Market Price, as measured from the date of such holder's delivery of notice of redemption pursuant to the terms of paragraph (f) below, plus (Y) all Accrued Dividends thereon to the date of redemption.

                (ii) In the event that the Corporation shall redeem, repurchase, exchange any security or property for, or otherwise acquire for consideration any shares of Common Stock, pursuant to the terms of a tender or exchange offer, at a price equal to or greater than the Conversion Price, then, and in each such case, any holder of shares of Series B Preferred Stock that has held such shares for less than two years may require the Corporation, at the sole option and election of the holder, to redeem a number of shares of such holder's Series B Preferred

Stock which does not exceed the product (rounded, upward or downward, to the nearest whole share) of (A) the percentage of the Corporation's Common Stock outstanding immediately prior to the acquisition that the Corporation acquired through redemption, repurchase, exchange or otherwise, multiplied by (B) the total number of shares of Series B Preferred Stock held by such holder, at a price per share equal to the sum of (X) the product of (1) the number of shares of the Corporation's Common Stock into which a share of the Series B Preferred Stock is convertible immediately prior to such redemption, repurchase, exchange or other acquisition, multiplied by (2) the per share price (or the Fair Market Value in the event of non-cash consideration) paid for a share of Common Stock, pursuant to the terms of such tender or exchange offer, plus (Y) all Accrued Dividends thereon to the date of redemption.

                (iii) In the event that the Corporation shall redeem, repurchase, exchange any security or property for, or otherwise acquire for consideration any shares of Common Stock at a price equal to or greater than the Conversion Price, then, and in each such case, any holder of shares of Series B Preferred Stock that has held such shares for at least two years may require the Corporation, at the sole option and election of the holder, to redeem a number of shares of such holder's Series B Preferred Stock which does not exceed the product (rounded, upward or downward, to the nearest whole share) of (A) the percentage of the Corporation's Common Stock outstanding immediately prior to the acquisition that the Corporation acquired through redemption, repurchase, exchange or otherwise, multiplied by (B) the total number of shares of Series B Preferred Stock held by such holder, at a price per share equal to the sum of (X) the product of (1) the number of shares of the Corporation's Common Stock into which a share of the Series B Preferred Stock is convertible immediately prior to such redemption, repurchase, exchange or other acquisition, multiplied by (2) the per share price (or the Fair Market Value in the event of non-cash consideration) paid for a share of Common Stock in such redemption, repurchase, exchange or other acquisition, plus (Y) all Accrued Dividends thereon to the date of redemption.

                (f) (i) Notice of any redemption of shares of Series B Preferred Stock pursuant to paragraphs (a), (b) or (c) of this Section 5 shall be given by publication in a newspaper of general circulation in the Borough of Manhattan not less than thirty nor more than sixty days prior to the date fixed for redemption, if the Series B Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market; and, in any case, a similar notice shall be mailed not less than thirty, but not more than sixty, days prior to such date to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series B Preferred Stock to be redeemed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

                (ii) Until any record holder of shares of Series B Preferred Stock shall have notified the Corporation in writing that notices of redemption pursuant to paragraphs (d) or (e) of this Section 5 should be given by the Corporation in accordance with the terms of subparagraph (iii) below, notice of an event which, pursuant to paragraphs (d) or (e) of this Section 5 gives the holder or holders the right to require the Corporation to redeem any of such shares, shall be given by telex or telecopy to the holders of the Series B Preferred Stock sufficiently in advance of such event that such holders can, by similar telexed or telecopied notice in advance of the event, elect to have such shares of Series B Preferred Stock eligible for redemption and so held redeemed by the Corporation, and if such an election is made the Corporation shall redeem the number of shares so specified concurrently with the event. It is the intent in the circumstances described in the preceding sentence to provide notice and the opportunity for redemption at the earliest possible time, so that if it is not possible to provide notice in advance of a specified event, notice shall be given as soon as possible thereafter so that the holder or holders, if they elect to redeem, will be entitled to redeem, and the Corporation will effect redemption of the shares specified, as soon as possible thereafter. Any election by a holder to redeem pursuant to this subparagraph
(ii), specifying the number of shares to be redeemed, must be made in writing (which may be telexed, telecopied, or otherwise delivered) within the later of
(A) fifteen (15) Business Days following receipt by the holder of the telexed or telecopied notice required by this subparagraph, or (B) in the event of a tender or exchange offer, the consummation of such offer, and the redemption date shall be no later than the day following receipt by the Corporation of such election. Notwithstanding anything else contained in this subparagraph, a holder's notice of redemption pursuant to subparagraph (i) of paragraph (e) of this Section may be given at any time during any month in which such holder receives from the Corporation the listing required in such subparagraph (i) of paragraph (e) of this Section, and the redemption date shall be no later than the Business Day following receipt by the Corporation of such notice. Failure of the Corporation to give any notice required by this subparagraph (ii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Series B Preferred Stock to cause the Corporation to redeem any such shares held by them.

               (iii) If any record holder of shares of Series B Preferred Stock shall have notified the Corporation in writing that notices of redemption pursuant to paragraphs (d) or (e) of his Section 5 should be given by the Corporation in accordance with the terms of this subparagraph (iii), rather than in accordance with the terms of subparagraph (ii) above, then and thereafter, on the date of an event giving a holder of shares of Series B Preferred Stock the right, pursuant to paragraphs (d) or (e) of this Section 5, to require the Corporation to redeem any of such shares, the Corporation shall give notice by mail to each holder of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, of such event, which notice shall set forth each holder's right to require the Corporation to redeem any or all shares of Series B Preferred Stock held by him which are eligible for redemption pursuant to the terms of paragraphs (d) or (e), the redemption date (which date shall be twenty (20) days following the date of such mailed notice), and the procedures to be followed by such holder in exercising his right to cause such redemption; and, as soon as practical, if the Series B Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, a similar notice shall be given by publication in a newspaper of general circulation in the Borough of Manhattan. In the event a record holder of shares of Series B Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series B Preferred Stock pursuant to paragraphs (d) or (e) of this Section 5, such holder shall deliver within twenty (20) days of the mailing to him of the Corporation's notice described in this subparagraph (iii), a written notice to the Corporation so stating, specifying the number of shares to be redeemed pursuant to paragraphs (d) or (e) of this Section 5. The Corporation shall redeem the number of shares so specified on the date fixed for redemption. Notwithstanding anything else contained in this subparagraph, a holder's notice of redemption pursuant to subparagraph (i) of paragraph (e) of this Section may be given at any time during any month in which such holder receives from the Corporation the listing required in such subparagraph (i) of paragraph (e) of this Section, and the redemption date shall be no later than the Business Day following receipt by the Corporation of such notice. Failure of the Corporation to give any notice required by this subparagraph (iii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Series B Preferred Stock to cause the Corporation to redeem any such shares held by them.

               (iv) Notice having been given pursuant to paragraph (f) of his
Section 5, from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing for the payment of the applicable redemption price, all dividends on the Preferred Stock thereby called for redemption shall cease to accrue, and from and after the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, or from and after the date (prior to the date of redemption so specified) on which the Corporation shall provide for the payment of the redemption price by depositing the requisite amount of moneys (and other property, if applicable) with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50,000,000, provided that the notice of redemption shall state the intention of the Corporation to deposit such moneys (and other property, if applicable) on a date in such notice specified, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable redemption price (but without interest) and except the right to exercise any privileges of conversion, shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys (and other property, if applicable) so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Corporation. If the Corporation shall default in providing for the redemption price as required pursuant to this Section 5, interest on such redemption price shall accrue and be added to the required redemption payments as provided in paragraph (a) of Section 2. Except for any amounts deposited in payment of Accrued Dividends, in the event that moneys are deposited pursuant to this paragraph in respect of shares of Series B Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion revert to the general funds of the Corporation, and upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof.

               (g) For purposes of this Section 5, a holder of shares of Series B Preferred Stock shall be deemed to have held such shares for at least two years, if such holder, or any affiliate(s) (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such holder, have been the beneficial owner(s) (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation) of such shares for at least two years.

        Section 6. Reacquired Shares. Any shares of Series B Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation and may be reissued as part of another series of Preferred Stock, without par value, of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth in paragraph (b) of Section 3.

        Section 7.  Liquidation, Dissolution or Winding Up.

                (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1,000 per share plus all Accrued Dividends thereon to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series B Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.

                (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons other than the holders of the Corporation's Junior Stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

        Section 8. Conversion. Each share of Series B Preferred Stock may, at the option of the holder thereof, be converted into shares of Common stock, on the terms and conditions set forth in this Section 8, (i) at any time on or after July 20, 1991, or (ii) prior to July 20, 1991 (A) if the Corporation fixes a date for redemption, pursuant to the terms of paragraph (b) of Section 5, of the outstanding shares of Series B Preferred Stock, (B) after the occurrence of an event giving the holders of shares of Series B Preferred Stock the right, pursuant to the terms of paragraphs (d) or
(e) of Section 5, to require the Corporation to redeem such shares, (C) after the occurrence of a Prospective Change in Control, (D) after the occurrence of a Merger Event, (E) for a period of ten (10) days prior to the date of consummation of any transaction described in subparagraph (b)(iii) of this
Section 8, or (F) during the period provided in paragraph (c) of this Section 8; provided, however, that the conversion right pursuant to this Section 8 shall be subject to satisfaction of any applicable waiting period with respect to any acquisition of shares of Common Stock under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including any extensions thereof.

                (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible in the manner hereinafter set forth into 20 fully paid and nonassessable shares of Common Stock.

                (b) The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible, and the number of votes to which the holder of a share of Series B Preferred Stock is entitled pursuant to paragraph (a) of Section 3, shall be subject to adjustment from time to time as follows:

                    (i) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case,

                        (A) the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series B Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier;

                        (B) the number of votes to which a holder of a share of Series B Preferred Stock is entitled pursuant to paragraph
                (a) of Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of
Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share is the number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such happening; and

                    (C) an adjustment made pursuant to this clause (i) shall
            become effective (I) in the case of any such dividend or distribution, (1) immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, for purposes of subclause (A), and (2) immediately after the close of business on the date of payment of such dividend or distribution, for purposes of subclause (B), or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective, for purposes of both subclause (A) and subclause (B).

                (ii) In case the Corporation shall issue shares of Common Stock (or rights or warrants or other securities convertible into or exchangeable for shares of Common Stock) after July 20, 1989 at a price per share (or having an exercise or conversion price per share) less than the Conversion Price as of the date of issuance of such shares (or of such rights, warrants or other convertible securities), other than (X) in a transaction to which paragraph (c) of Section 2 or subparagraph (i) of this paragraph (b) is applicable, (Y) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation, and the investment of additional option amounts, in shares of Common Stock, in any such case at a price per share of not less than 95% of the current market price (determined as provided in such plans) per share of Common Stock, or pursuant to any employee benefit plan or program of the Corporation or pursuant to the Rights, or (Z) as consideration for the acquisition of a business, then, and in each such case,

                    (A) the number of shares of Common Stock into which each
            share of Series B Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible on the day immediately prior to such date of issuance by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the Conversion Price on such date. For purposes of this subparagraph, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the net offering price (after deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock.

              (B) the number of votes to which a holder of a share of Series B Preferred Stock is entitled pursuant to paragraph (a) of Section 3 shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to (I) the number of votes to which such holder was entitled pursuant to paragraph (a) of Section 3 immediately prior to such happening multiplied by (II) a fraction, the numerator of which is the number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately after such happening and the denominator of which is the number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such happening; and

              (C) such adjustment shall become effective immediately after the date of such issuance for purposes of subclauses (A) and (B).

              (D) In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which clause (i) or (ii) of the paragraph
        (b) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entitity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, careful and adequate provision shall be made so that each holder of shares of Series B Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible immediately prior to the consummation of such transaction.

(c) In case the Corporation shall be a party to a transaction described in subparagraph (b)(iii) above resulting in the change or exchange of the Corporation's Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(iii) transaction until the effective date thereof, each share of Series B Preferred Stock may be converted at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 8, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

(d) The Board of Directors may increase the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted, in addition to the adjustments required by this Section 8, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or Series B Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 8 or from any other similar event.

            (e) The holder of any shares of Series B Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series B Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other

(than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and Accrued Dividends in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series B Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 days); but the surrender of shares of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series
B Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

            (f) Subject to the limitations on conversion set forth in the first sentence of Section 8 hereof, shares of Series B Preferred Stock may be converted at any time up to the close of business on the second Business Day preceding the date fixed for redemption of such shares pursuant to Section 5 hereof.

            (g) Upon conversion of any shares of Series B Preferred Stock, the holder thereof shall be entitled to receive any Accrued Dividends in respect of the shares so converted to the date of conversion.

        In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series B Preferred Stock are deemed to have been converted.

            (i) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the General Corporation Law of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series B Preferred Stock.

            (j) In computing the adjustment which a holder of Series B Preferred Stock shall receive pursuant to paragraph (b) of this Section, the fact that shares of Series B Preferred Stock may not be presently convertible shall be ignored and such computation shall be made as if such shares were presently convertible.

            (k) Notwithstanding anything else contained herein, if adjustments in the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible have caused the Conversion Price to be lower than the par value, if any, of the Common Stock, upon any conversion of shares of Series B Preferred Stock the Corporation shall, to the maximum extent it is legally able to do so, issue to the converting holder the shares of Common Stock into which the shares of Series B Preferred Stock being converted are convertible, and, in addition, the Corporation shall pay the converting holder an amount in cash equal to the Current Market Price of the Common Stock multiplied by the number of shares and fractions thereof of Common Stock which the converting holder would have been entitled to receive except for the limitation on lawful issuance described in this paragraph.

        Section 9. Reports as to Adjustments. Whenever the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible (or the number of votes to which each share of Series B Preferred Stock is entitled) is adjusted as provided in Section 8 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series B Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records notice stating that the number of shares of Common Stock into which the shares of Series B Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series B Preferred Stock is convertible (and the new number of votes to which each share of Series B Preferred Stock is entitled), as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

        Section 10. Certain Covenants.

            (a) The Corporation shall not, without the prior written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock, redeem or repurchase or otherwise acquire for consideration, or permit any of its Subsidiaries to redeem, repurchase or otherwise acquire, any shares of Common Stock at a price per share of Common Stock less than the Conversion Price, unless the Board of Directors of the Corporation determines in good faith that the shares of Common Stock remaining issued and outstanding upon consummation of such redemption, repurchase or other acquisition will have an Aggregate Market Value, immediately following consummation of such transaction, greater than the lesser of $2,000,000,000 or the aggregate consideration paid by the Corporation and its Subsidiaries in connection with the redemption, repurchase or acquisition of shares of Common Stock from July 20, 1989 through the date of such redemption, repurchase or other acquisition.

            (b) The Corporation shall immediately give notice to the holders of shares of Series B Preferred Stock of the occurrence of any event giving such holders the right, pursuant to the terms of subclause (A), (B), (C), (D), (E) or (F) of clause (ii) of the first sentence of Section 8, to convert such shares into shares of Common Stock prior to July 29, 1991. Such notice shall be given by mail (and, if the outstanding shares of Series B Preferred Stock are owned by one corporation, or by one group of corporations under common corporate control, by telex or telecopy) to each holder of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, and, as soon as practical, if the Series B Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, a similar notice shall be given by publication in a newspaper of general circulation in the Borough of Manhattan.

            (c) The Corporation shall, within three (3) Business Days following public announcement of a tender or exchange offer by any Person for fifty percent (50%) or more of the outstanding voting securities of the Corporation, which tender or exchange offer was not approved by the Board of Directors of the Corporation in advance of such public annnouncement, advise the holders of shares of Series B Preferred Stock as to whether or not the Corporation has sufficient capital and surplus (as determined in accordance with the terms of the General Corporation Law of the State of Delaware) to permit the Corporation to redeem the issued and outstanding shares of Series B Preferred Stock in accordance with the terms of paragraphs (d) and (e) of Section 5. Such notice shall be given by mail (and, if the outstanding shares of Series B Preferred Stock are owned by one corporation, or by one group of corporations under common corporate control, by telex or telecopy) to each holder of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, and, as soon as practical, if the Series B Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, a similar notice shall be given by publication in a newspaper of general circulation in the Borough of Manhattan.

            (d) Any holder of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision of this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 11. Definitions. For the purposes of the Certificate of Designation of Series B Cumulative Convertible Preferred Stock which embodies this resolution:

        "Accrued Dividends" to a particular date (the "Applicable Date") mean
(i) all unpaid dividends payable pursuant to paragraph (a) of Section 2, whether or not declared, accrued to the Applicable date, plus (ii) all dividends or distributions payable pursuant to paragraph (c) of Section 2 for which the Triggering Distribution was declared, ordered, paid or made on or prior to the Applicable Date.

        "Aggregate Market Value" of the issued and outstanding shares of Common Stock on any date shall be determined by multiplying the Closing Price on such date by the number of shares of Common Stock that are issued and outstanding on such date.

        "Average Market Price" per share of Common Stock on any date shall be deemed to be the weighted average of the Closing Prices per share of Common Stock on the ten (10) full Trading Days immediately preceding such date, determined by (i) multiplying each Closing Price during such ten (10) day period by the number of shares of Common Stock traded that day, (ii) adding the product of the foregoing multiplications, and (iii) dividing the sum by the total number of shares of Common Stock traded during that ten (10) day period.

        "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Change in Control" shall mean any of the following:

                (a) the acquisition by any Person, other than the Corporation, or any of its Subsidiaries, any employee benefit plan or related trust of the Corporation or any of its Subsidiaries, or Berkshire Hathaway Inc. or any of its Subsidiaries or affiliates (as defined in Rule 12b-2 under the Exchange
Act) (an "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty per cent (50%) or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

                (b) the public announcement of a tender or exchange offer by any Acquiring Person for fifty percent (50%) or more of the outstanding voting securities of the Corporation, which was not approved by the Board of Directors in advance of such public announcement, provided, however, that such announcement shall not constitute a Change in Control as long as (i) the Board of Directors of the Corporation opposes such offer in its Schedule 14D-9 statements and (ii) the Corporation has sufficient capital and surplus (as determined in accordance with the terms of the General Corporation Law of the State of Delaware) to permit the Corporation to redeem the issued and outstanding shares of Series B Preferred Stock in accordance with the terms of paragraph (d) of Section 5. A Change in Control shall be deemed to have occurred at any time a tender or exchange offer, not approved by such Board in advance of its public announcement, for fifty percent (50%) or more of the outstanding voting securities of the Corporation is pending, if (i) the Board of Directors of the Corporation in its Schedule 14D-9 statements (A) approves or (B) fails to oppose, such tender or exchange offer, or (ii) the Corporation does not possess sufficient capital and surplus (as determined in accordance with the terms of the Delaware General Corporation Law) to permit the

    Corporation to redeem the issued and outstanding shares of Series B Preferred Stock in accordance with the terms of paragraph (d) of Section 5, or (iii) either the chief executive officer or a majority of the Board of Directors gives notice to the holders of Series B Preferred Stock that consummation of such tender or exchange offer is likely; or

        (c) individuals who, as of July 20, 1989, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to July 20, 1989, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange
    Act) of an Acquiring Person having or proposing to acquire beneficial ownership of 10% or more of the continued voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

         (d) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions.

        "Closing Price" per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted on any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Corporation.

        "Conversion Price" shall be an amount equal to $1,000 divided by the number of shares of Common Stock into which one share of Series B Preferred Stock is convertible at such time (or would be convertible if the Series B Preferred Stock were then convertible).

        "Current Market Price" per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the Trading Day immediately prior to such date.

        "Event Price" shall mean any of the following, as applicable:

        (a) In the case of holders that have held shares of Series B Preferred Stock for less than two years, "Event Price" shall mean either:

                (i) the Average Market Price per share of Common Stock, in the event of a Change in Control described in paragraph (a) of the definition of Change in Control; or

                (ii) the highest price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid, offered to be paid or agreed to be paid by any Person (or affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person) for a share of Common Stock in a tender or exchange offer, in the event of a Change in Control described in paragraph (b) of the definition of Change in Control. The fair market value of any noncash consideration paid, offered to be paid or agreed to be paid by such Person for such shares shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that the fair market value of any such noncash consideration shall be deemed to be less than the value assigned to such consideration by any investment banking firm retained to advise the Corporation, the Board of Directors, or any committee of its Board of Directors prior to the consummation of the Change in Control; or

                (iii) the Average Market Price per share of Common Stock, in the event of a Change in Control described in paragraphs (c) or (d) of the definition of Change in Control.

        (b) In the case of holders that have held Shares of Series B Preferred Stock for at least two years, "Event Price" shall mean either:

                (i) the weighted average price per share of Common Stock paid, offered to be paid, or agreed to be paid by any Person (or affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person) whose acquisition of shares of stock of the Corporation triggered a Change in Control during the sixty (60) day period preceding the Change in Control, in the event of a Change in Control described in paragraph (a) of the definition of Change in Control; or

                (ii) the highest price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid, offered to be paid or agreed to be paid by any Person (or affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person) for a share of Common Stock in a tender or exchange offer in the event of a Change in Control described in paragraph (b) of the definition of Change in Control. The fair market value of any noncash consideration paid, offered to be paid or agreed to be paid by such Person for such shares shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that the fair market value of any such noncash consideration shall not be deemed to be less than the value assigned to such consideration by any investment banking firm retained to advise the Corporation, the Board of Directors, or any committee of its Board of Directors prior to the consummation of the Change in Control; or

                (iii) the Average Market Price per share of Common Stock, in the event of a Change in Control described in paragraphs (c) or (d) of the definition of Change in Control.

        "Fair Market Value" means an amount determined in good faith by the Board of Directors of the Corporation in reliance upon an opinion of a nationally recognized investment banking firm and certified in a resolution sent to all holders of shares of Series B Preferred Stock.

        "Junior Stock" means any stock of the Corporation ranking junior to the Series B Preferred Stock with respect to voting powers, preferences and relative, participating, optional and other special rights, and with respect to qualifications, limitations and restrictions, including, without limitation, with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise.

        "Merger Event" shall mean the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation.

        "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with such person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with such Person, shall be deemed a single "Person."

        "Prospective Change in Control" shall mean the public announcement of a tender or exchange offer by any person for fifty percent (50%) or more of the outstanding voting securities of the Corporation, which tender or exchange offer was approved by the Board of Directors of the Corporation in advance of such public announcement.

        "Redemption Threshold" shall be an amount equal to the Conversion Price at such time multiplied by 125%.

        "Rights" shall mean any rights to purchase Junior Stock issued pursuant to any Rights Agreement.

        "Rights Agreement" shall mean the Rights Agreement dated as of November 26, 1986 between the Corporation and The First National Bank of Boston, as amended on July 20, 1989, and as it may be further amended from time to time consistent with the limitations on amendment contained therien, and any similar rights agreement that may hereafter be adopted by the Corporation, as it may be amended from time to time consistent with limitations on amendment similar in all material respects to the limitations contained in the Rights Agreement as of July 20, 1989.

        "Set Apart for Payment" shall mean the Corporation shall have deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $50,000,000, in trust for the exclusive benefit of the holders of shares of Series B Preferred Stock, funds sufficient to satisfy the Corporation's payment obligation.

        "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

        "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        Section 12. Rank. The Series B Preferred Stock shall rank, with respect to voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise, (i) equally with respect to all shares of Preferred Stock described in the provisos of subparagraph (b)(ii) of Section 3,
(ii) prior to all shares of the Series A Junior Participating Preferred Stock, without par value, of the Corporation and to all shares of the Common Stock, and (iii) prior to all shares of any other class or series of Preferred Stock of the Corporation, unless such other class or series by its terms ranks equally with or senior to the Series B Preferred Stock, in which case the terms of such other series or class shall control.

        IN WITNESS WHEREOF, the Corporation has caused the Certificate of Designation of Series B Cumulative Convertible Preferred Stock to be duly executed by its Chairman and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 20th day of July, 1989.

                                        THE GILLETTE COMPANY

                                        By /s/ Colman M. Mockler, Jr.
                                           -------------------------------
                                                     Chairman
ATTEST:

/s/ Kathryn E. DeMoss
- ------------------------------
       Secretary

                          CERTIFICATE OF CORRECTION

                                    OF THE

                          CERTIFICATE OF DESIGNATION

                                      OF

               SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      OF

                             THE GILLETTE COMPANY


          Pursuant to Section 103(f) of the General Corporation Law
                           of the State of Delaware


        The Gillette Company, a Delaware corporation (the "Corporation"), does hereby certify as follows:

        FIRST: On July 20, 1989, the Corporation filed a Certificate of Designation pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "GCL").

        SECOND: The final paragraph on page 17 is inaccurately designated "(D)" where it whould have been designated as clause "(iii)" of paragraph (b); accordingly, the "D" should be replaced by "iii".

        THIRD: This Certificate of Correction has been prepared in accordance with the provisions of Section 103(f) of the GCL.

        IN WITNESS WHEREOF, the Corporation has caused this certificate of Correction to be executed in its corporate name this 27th day of July, 1989.

                                           THE GILLETTE COMPANY


                                           By: /s/ Joseph E. Mullaney
                                               ----------------------------
                                           Title: Senior Vice President
                                                  and General Counsel


ATTEST:



/s/ Kathryn E. DeMoss
- ---------------------------
Title: Secretary

                         CERTIFICATE OF DESIGNATIONS
                                      OF
                  SERIES C ESOP CONVERTIBLE PREFERRED STOCK

                                      OF

                             THE GILLETTE COMPANY

                    PURSUANT TO SECTION 151 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE

        I, Colman M. Mockler, Jr., Chairman of the Board of The Gillette Company ("Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), do hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, as amended, in accordance with the provisions of Section 151 of the GCL, the Board of Directors has authorized the series of Preferred Stock hereinafter provided for and established the voting powers thereof and has adopted the following resolution creating a series of its shares of Preferred Stock, no par value, designated as Series C ESOP Convertible Preferred Stock:

        RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be set forth in a Certificate of Designations to be filed with the Secretary of State of the State of Delaware; that the Special

                ESOP Committee is authorized to approve such Certificate of Designations.

        I do hereby further certify that pursuant to the authority conferred upon the Special ESOP Committee by the Board of Directors of the Company, in accordance with Section 141 of the GCL, the Special ESOP Committee has adopted the following resolution:

      RESOLVED: That, pursuant to the authority vested in this Committee by the Board of Directors of the Company, the designations of the series of preferred stock established by the Board of Directors on December 14, 1989 (which is to be known as the Series C ESOP Convertible Preferred Stock) and the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company and the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company be as follows:

        Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

        (A) The shares of this series of Preferred Stock shall be designated as Series C ESOP Convertible Preferred Stock ("Series C Preferred Stock") and the number of shares constituting such series shall be 165,872.

        (B) Subject to Section 5(B) hereof, shares of Series C Preferred Stock shall be issued only to a trustee or trustees (or to any successor trustee or trustees) acting on behalf of one or more employee stock ownership plans or other employee benefit plans of the Company (the "Trustee"). Certificates representing shares of Series C Preferred Stock shall be legended to reflect restrictions on transfer imposed on such shares at the time of issuance. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series C Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company or by the holder upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

        Section 2.  Dividends and Distributions.

        (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $48.23 per share per annum, and no more, payable initially on September 28, 1990 (the "Initial Payment Date") for the period from the date of issuance of such shares of Series C Preferred Stock to the Initial Payment Date, in arrears, and thereafter payable quarterly, in arrears, on the last business day of March, June, September and December of each year, commencing on December 31, 1990 (each such day and the Initial Payment Date being a "Dividend Payment Date"), to holders of record at the opening of business on such Dividend

Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the date of issuance of such shares of Series C Preferred Stock. Preferred Dividends shall accrue whether or not declared and whether or not the Company shall have earnings or surplus out of which such dividends could be paid at the time, and Preferred Dividends accrued on the shares of Series C Preferred Stock shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the applicable Dividend Payment Date, becoming accumulated dividends, but no interest shall accrue on unpaid Preferred Dividends.

        (B) So long as any Series C Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series C Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series C Preferred Stock like dividends for all dividend payment periods of the Series C Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series C Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock ending on such dividend payment date. In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare and pay or set apart for payment any dividends or make any other distributions on, or make any payment on acount of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series C Preferred Stock until full cumulative dividends on the Series C Preferred Stock shall have been declared and paid or declared and set aside for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series C Preferred Stock, (ii) the purchase of shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series C Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Comany heretofore or hereafter adopted or
(B) in exchange solely for shares of any other stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series C Preferred Stock, or (iii) any payment made in respect of the purchase or redemption of any rights issued to stockholders of the Company pursuant to the Amended and Restated Rights Agreement dated as of November 26, 1986 between the Company and the First National Bank of Boston, as amended and restated on January 17, 1990, and as it may be further amended from time to time (the "Rights Agreement"), and any rights issued to stockholders of the Company in addition thereto or in replacement thereof (each a "Right", and collectively the "Rights").

        Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

        (A) The holders of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together with the holders of Common Stock (and holders of any other class or series of stock which may similarly be entitled to vote with the shares of Common Stock) as one class. Each share of the Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted (whether or not then convertible) on the record date for determining the stockholders entitled to vote rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series C Preferred Stock shall also be similarly adjusted.

        (B) Except as otherwise required by law or set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and holders of any other class or series of stock which may similarly be entitled to vote with the shares of Common Stock) for the taking of any corporate action. Any increase or decrease in the authorized class of the Company's Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series C Preferred Stock so as to affect them adversely.

        Section 4.  Liquidation, Dissolution or Winding Up.

        (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $602.875 per share, plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series C Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series C Preferred Stock are not paid in full, the holders of the Series C Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series C Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

        (B) Neither the merger or consolidation of the Company with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Company, nor the sale, transfer or lease of all or any portion of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 4, but the holders of Series C Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

        (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series C Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series C Preferred Stock.

        Section 5.  Conversion into Common Stock.

        (A) A holder of shares of Series C Preferred Stock shall be entitled, at any time at the option of the holder, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $602.875 to the amount which initially shall be $60.2875 and which shall be adjusted as hereinafter provided (such amount, as so adjusted, is hereinafter sometimes referred to as the

"Conversion Price") (that is, a conversion rate initially equivalent to 10 shares of Common Stock for each share of Series C Preferred Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided); provided, however, that such right of conversion may not be exercised after the earlier of (i) the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, or (ii) the close of business on the fifth business day before the first payment date relating to any liquidation, dissolution or winding up of the Company pursuant to Section 4.

        (B) Each share of Series C Preferred Stock shall automatically be converted into the number of shares of Common Stock at the then effective conversion rate equal to the ratio of $602.875 to the then effective Conversion Price upon the transfer, whether by sale, assignment, gift or otherwise, by the holder of such shares of Series C Preferred Stock; provided, however, that the shares of Series C Preferred Stock shall not be automatically converted upon the transfer of shares of Series C Preferred Stock to (i) the Company or (ii) to another trustee or trustees acting on behalf of one or more employee stock ownership plans or other employee benefit plans of the Company.

        (C) Any holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series C Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series C Preferred Stock by the Company or the transfer agent for the Series C Preferred Stock, accompanied by written notice of conversion, on any day which is a business day in the City of Boston, Massachusetts. Such notice of conversion shall specify (i) the number of shares of Series C Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued and for any shares of Series C Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

        (D) Subject to Section 5(B), upon surrender of a certificate representing a share or shares of Series C Preferred Stock for conversion, the Company shall, as promptly as practicable after such surrender, issue and send by hand delivery (with receipt to be acknowledged) or by certified or registered mail, postage prepaid, return receipt requested, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series C Preferred Stock which shall not have been converted.

        (E) A conversion of shares of Series C Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the close of business on the day on which the Company receives written notice of conversion pursuant to paragraph (C) of this Section 5. On and after the effective day of conversion, the shares of Series C Preferred so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. On the effective date of conversion, the Company shall pay in cash an amount equal to the sum of all accumulated and unpaid dividends and all accrued and unpaid dividends to the effective date of conversion on the shares of Series C Preferred Stock being converted.

        (F) The Company shall not be obligated to deliver to holders of Series C Preferred Stock any fractional shares of Common Stock issuable upon any conversion of such shares of Series C Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law. Such cash payment shall be in an amount equal to such fraction multiplied by the Fair Value (as defined in Section 9(G) hereof) per share of the Common Stock at the close of business on the day of conversion.

        (G) The Company shall at all times reserve and keep available out of its authorized Common Stock, whether unissued or held in the Company's treasury, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock which are at the time applicable) as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock then outstanding and convertible into shares of Common Stock.

        Section 6.  Redemption At the Option of the Company.

        (A) The Series C Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after January 17, 1992, at a redemption price of $663.1625 per share, plus an amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption.

        (B) Unless otherwise required by law, notice of redemption with respect to a redemption under this Section 6 (but not Section 7 or 8) will be sent to the holders of Series C Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series C Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date.

Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock at the time. Upon surrender of the certificates for any shares called for redemption pursuant to the provisions of this Section 6 or the provisions of Sections 7 or 8 hereof, which shares have not previously been converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the applicable redemption price set forth in this Section 6 or in Sections 7 or 8 hereof.

        (C) The Company may, in its sole discretion, elect to redeem any or all of the shares of Series C Preferred Stock at any time on or prior to January 17, 1992, at a price equal to the amount that would have been payable in respect of the shares pursuant to Section 4 hereof had there been a liquidation of the Company on the date fixed for redemption (including the amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption, as provided by Section 4 hereof), if the last reported sales prices, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, for at least twenty (20) consecutive trading days ending not more than five (5) trading days before the notice of redemption pursuant to paragraph (B) of this Section 6, equals or exceeds one hundred twenty-five percent (125%) of the Conversion Price (giving effect equitably in making such calculation to any adjustments required by Section 9 hereof).

        (D) (i) Within one hundred and eighty days after the later of (a) the effective date, (b) the enactment date or (c) if the Company contests in good faith in a judicial or administrative proceeding the legality of the change referred to in this
Section 6(D)(i), the date such matter is finally determined against the Company (the time for appeal having expired and no appeal having been filed), of a change in the federal tax law of the United States of America (other than a change affecting the deductibility of dividends on the Series C Preferred Stock for purposes of calculating the Alternative Minimum Tax) which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series C Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series C Preferred Stock are initially issued or
(ii) in the event that shares of Series C Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares at a price equal to the amount that would have been payable in respect of the shares pursuant to Section 4 hereof had there been a liquidation of the Company on the date fixed for redemption (including the amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption, as provided by Section 4 hereof).

        (E) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series C Preferred Stock pursuant to Sections 6, 7 or 8 in cash or in shares of Common Stock (or fractional shares thereof), or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Value (as defined in Section 9(G) hereof); provided, however, that any payment required to be made under paragraph (C) of Section 8 shall be made in cash.

        (F) From and after the close of business on the date fixed for redemption, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price, provided that shares of Series C Preferred Stock may be converted pursuant to Section 5 hereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 or 8 hereof. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot or by any other manner deemed equitable, as may be determined by the Board of Directors of the Company.

        Section 7.  Other Redemption Rights.

        At the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, shares of Series C Preferred Stock shall be redeemed by the Company at a price per share of Series C Preferred Stock equal to the amount that would have been payable in respect of such share of Series C Preferred Stock pursuant to Section 4 hereof had there been a liquidation of the Company on the date fixed for redemption (including the amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the date fixed for redemption); provided, however, that such redemption shall be made only (i) in the event that and to the extent necessary (a) for such holder to provide for distributions required to be made (including, without limitation, by termination, retirement or withdrawals) under, or to satisfy an investment election provided to participants in accordance with, The Gillette Company Employee Stock Ownership Plan dated January 17, 1990 as the same may be amended, any successor plan or any other employee stock ownership plan of the Company (a "Plan"), or (b) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) (1) on the outstanding aggregate principal amount of indebtedness of such holder incurred to finance the purchase of the shares of Series C Preferred Stock or any refinancing thereof under a Plan (but only if and to the extent required to remedy or prevent a payment default under such indebtedness or related loan documentation, in each case as amended), or (2) on any other indebtedness incurred by the holder for the benefit of a Plan (but only if to remedy or prevent a payment default thereunder), or (ii) in the event that shares of Series C Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify.

        Section 8.  Consolidation, Merger, etc.

        (A) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into (i) stock of any successor or resulting company (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series C Preferred Stock within the meaning of Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision of law ("Qualifying Employer Securities"), and (ii) if applicable, a cash payment in lieu of fractional shares, if any, the shares of Series C Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series C Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the kind and amount of Qualifying Employer Securities which would be receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted (whether or not then convertible) immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the kind and amount of Qualified Employer Securities to be received in such transaction, then the shares of Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be convertible into or exchangeable for the aggregate amount of stock, securities, cash or other property (payable in kind) which would be receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted (whether or not then convertible) immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such Qualifying Employer Securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of Qualifying Employer Securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of Qualifying Employer Securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series C Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustments provided for by Section 9 prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series C Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

        (B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of Qualifying Employer Securities and cash payments, if applicable, in lieu of fractional shares, each outstanding share of Series C Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which each such share of Series C Preferred Stock could have been converted (whether or not then convertible) pursuant to Section 5 immediately prior to such transaction and each share of Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the shares of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction; provided, however, that if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share of Common Stock into which a share of Series C Preferred Stock is deemed converted shall be the kind and amount so receivable per share by a plurality of the non-electing shares of Common Stock.

        (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series C Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in lieu of what would otherwise be the result under paragraph (B) of this Section 8 (and in redemption and retirement of such share of Series C Preferred Stock, but without any premium), a cash payment equal to $663.1625 per share, plus an amount equal to all accumulated and unpaid dividends and accrued dividends thereon to the effective date for such merger or consolidation. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

        Section 9. Anti-dilution Adjustments.

        (A) In the event the Company shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock, to the extent that such dividend or distribution consists of shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (exluding a recapitalization effected by a merger or consolidation to which Section 8 hereof applies) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

        (B) In the event that the Company shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, rights, warrants or options to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock at a purchase price per share less than the Fair Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such rights or warrants or such other securities, then, subject to the provisions of paragraphs (E) and
(F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants or other such securities plus the number of shares of Common Stock which could be purchased at the Fair Value of a share of Common Stock at the time of such issuance for the minimum aggregate consideration payable upon exercise in full of all such rights or warrants or other such securities and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants or other such securities plus the number of shares of Common Stock that could be acquired upon the exercise in full of all such rights and warrants or other such securities.

        (C) In the event the Company shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend or distribution, or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction, the numerator of which is
(i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Value of a share of Common Stock on the day before the ex-dividend date or, if there is none, the record date with respect to such Extraordinary Distribution, or on the expiration date (including all extensions thereof) of the applicable tender offer or exchange offer with respect to a Pro Rata Repurchase, as the case may be, minus (ii) an amount equal to the Fair Value on such date of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company, multiplied by (B) the Fair Value of a share of Common Stock on the day before the ex-dividend date or, if there is none, the record date with respect to an Extraordinary Distribution or on the expiration date (including all extensions thereof) of the applicable tender offer or exchange offer, as the case may be. The Company shall send each holder of Series C Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such Extraordinary Distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series C Preferred Stock may be converted at such time.

        (D) In the event the Company shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, issue (other than through a dividend or distribution with respect to the Common Stock) (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock or (z) rights, warrants or options to purchase Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than, in the case of (x), (y) or (z), pursuant to (i) any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted, (ii) the exercise of rights, warrants or options to purchase Common Stock or any securities convertible into or exchangeable for shares of Common Stock or (iii) the conversion or exchange of securities convertible into or exchangeable for shares of Common Stock) for a consideration per share of Common Stock having a Fair Value on the date of such issuance of less than the Fair Value of one share of Common Stock on the date of such issuance, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Value of all the shares of Common Stock outstanding on the day immediately preceding such issuance plus (ii) the Fair Value of the consideration received by the Company in respect of such issuance, and the denominator of which shall be the product of (i) the Fair Value of a share of Common Stock on the day immediately preceding such issuance multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued by the Company. For purposes of this paragraph (D), the consideration received by the Company in connection with the issuance by the Company of rights, warrants, options or convertible or exchangeable securities for which an adjustment calculation is being made shall be deemed to include the minimum consideration payable in connection with the exercise in full of such rights, warrants, or options or the conversion or exchange of such securities and, for purposes of such calculation, the Common Stock issuable upon such exercise, conversion or exchange shall be deemed issued at the time the related right, warrant, option or convertible or exchangeable security is issued.

        (E) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make immediately any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent
                                     -30-

(1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made at the time of the next subsequent adjustment which, together with any adjustment or adjustments so carried forward and not previously taken into account, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

        (F) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security convertible into or exchangeable for capital stock of the Company or any rights or warrants to purchase or acquire any such security, or issue or grant any rights to put any such security to the Company, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company may consider, but shall be under no legal obligation to consider, whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. Without limiting the foregoing, the Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this
Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company or other event shall not be taxable to holders of the Common Stock issuable upon conversion of the Series C Preferred Stock.

        (G) For purposes of this Resolution, the following definitions will apply:
        "Extraordinary Distribution" shall mean any dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its Common Stock), other than (i) dividends payable in cash in an aggregate amount in any fiscal year which, when declared, are not expected to exceed the net income of the Company during such year from continuing operations before extraordinary items, as determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice, (ii) any dividend or distribution of shares of Common Stock, or (iii) any dividend or distribution of rights, warrants
                                     -32-
or options to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock.

        "Fair Value" shall mean (a) as to cash, the amount of cash, and (b) as to any security or of any other property, shall mean the fair value thereof as determined in good faith by the Board of Directors of the Company.

        "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any Subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a Subsidiary of the Company), or any combination thereof, pursuant to any tender offer or exchange offer, subject to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law.

        (H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series C Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series C Preferred Stock, if there be one, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series C Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series C Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series C Preferred Stock.

        (I) Notwithstanding any provision to the contrary, no adjustment shall be made in the Conversion Price by reason of the issuance or exercise of any Rights if and to the extent Rights are or have been issued with respect to the outstanding shares of Series C Preferred Stock equal in number to the Rights that were issued with respect to a number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock were convertible immediately before such issuance or exercise (whether or not such shares were then convertible).

        Section 10.  Ranking: Retirement of Shares.

        (A) The Series C Preferred Stock shall rank senior to the Series A Junior Participating Preferred Stock and the Common Stock, and on a parity with the Series B Cumulative Convertible Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Company, and, unless otherwise provided in the Certificate of Incorporation of the Company, as amended, or a Certificate of Designations relating to a subsequent series of

Preferred Stock, no par value, of the Company, the Series C Preferred Stock shall rank junior to all series of the Company's Preferred Stock, no par value, other than the Series A Junior Participating Preferred Stock and the Series B Cumulative Convertible Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

        (B) Any shares of Series C Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series C Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, no par value, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law and by the Certificate of Designations for the Series B Cumulative Preferred Stock.

        Section 11. Miscellaneous

        (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (1) if to the Company, to its office at The

Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199,
Attention: General Counsel or to the transfer agent for the Series C Preferred Stock, or other agent of the Company designated as permitted by this Resolution, or (ii) if to any holder of the Series C Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series C Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

        (B) The term "Common Stock" as used in this Resolution means the Company's Common Stock of $1.00 par value, as the same exists at the date of filing of a Certificate of Designations relating to Series C Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 of this Resolution, the holder of any share of Series C Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series C Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

        (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

        (D) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series C Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

        (E) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.

        IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 17th day of January, 1990.

                                            /s/ Colman M. Mocklar, Jr.
                                            -------------------------------
                                                Colman M. Mockler, Jr.
                                                Chairman of the Board

ATTEST:

/s/ Kathryn E. DeMoss
- ----------------------------
    Secretary

                         CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION

        The Gillette Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That at a meeting of the Board of Directors of The Gillette Company a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and moving that it be submitted to the 1991 Annual Meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        Resolved, that this Board of Directors does hereby recommend and declare it advisable that the first paragraph of Article 4 of the Corporation's Certificate of Incorporation be amended to read as follows:

       "4. The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Hundred Eighty Five Million (585,000,000) shares, of which Five Million (5,000,000) shares shall be shares of the class of Preferred Stock without par value (hereinafter called "Preferred Stock"), and Five Hunded Eighty Million (580,000,000) shares shall be shares of the class of Common Stock with the par value of $1 per share (hereinafter called "Common Stock").";

that this Board directs that this amendment be considered at the next annual meeting of the stockholders of the Corporation to be held on April 18, 1991; and that the officers of the Corporation be and they are and each of them hereby is authorized to take all action necessary or desirable to give effect to the foregoing resolution.

        SECOND: That pursuant to resolution of its Board of Directors, the 1991 Annual Meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, The Gillette Company has caused this Certificate to be signed by Joseph E. Mullaney, its Vice Chairman, and attested to by Kathryn E. DeMoss, its Secretary, this eighteenth day of April, 1991.

                                        THE GILLETTE COMPANY


                                        By: /s/ Joseph E. Mullaney
                                            ------------------------------
                                                Joseph E. Mullaney
                                                Vice Chairman

ATTEST:

By: /s/ Kathryn E. DeMoss
    -----------------------------------
        Kathryn E. DeMoss, Secretary

                          CERTIFICATE OF RETIREMENT
                                      OF
                           SERIES B PREFERRED STOCK
                                      OF
                             THE GILLETTE COMPANY


        Pursuant to Section 243 of the General Corporation Law of the State of Delaware (the "GCL"), we Joseph E. Mullaney, Vice Chairman of the Board, and Kathryn E. DeMoss, Secretary, of THE GILLETTE COMPANY (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on July 20, 1989 adopted a resolution creating and authorizing the issuance of shares of a series of six hundred thousand (600,000) shares of Preferred Stock designated as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock").

        That, the terms of the Series B Preferred Stock prohibit the reissuance of retired shares of Series B Preferred Stock as shares of Series B Preferred Stock.

        That, in accordance with the terms of the Series B Preferred Stock, the Corporation on February 28, 1991 issued and delivered to all the holders of the Series B Preferred Stock a notice of redemption for all the outstanding
Series B Preferred Stock which notice set a redemption date of April 3, 1991.

        That, on April 1, 1991, in accordance with the terms of the Series B Preferred Stock, the holders of all the Series B Preferred Stock exercised their right to convert all 600,000 of the authorized shares of Series B Preferred Stock into the common stock, $1 par value, of the Corporation and pursuant thereto did deliver and surrender all the authorized shares of Series B Preferred Stock to the Corporation.

        That, pursuant to the Certificate of the Series B Preferred Stock, upon such conversion all of the authorized shares of Series B Preferred Stock were retired and cancelled.

        That, in accordance with the terms of the Certificate of Incorporation of the Corporation all authorized shares of Series B Preferred Stock have become authorized but unissued shares of Preferred Stock, without par value, of the Corporation.

        That, in accordance with Section 243 of the GCL, all references to the Series B Preferred Stock in the Certificate of Incorporation of the Corporation are hereby eliminated.

        IN WITNESS WHEREOF, The Gillette Company has caused this Certificate to be signed by Joseph E. Mullaney, its Vice Chairman of the Board, and attested by Kathryn E. DeMoss, its Secretary, under the seal of the Corporation this 18th day of July, 1991.



[Seal]



                                        /s/ Joseph E. Mullaney
                                        ------------------------------------
                                        Name: Joseph E. Mullaney
                                        Title: Vice-Chairman of the Board


Attest:



/s/ Kathryn E. DeMoss
- ----------------------------
Name: Kathryn E. DeMoss
Title: Secretary

                         CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION

        The Gillette Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That at a meeting of the Board of Directors of The Gillette Company, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation declaring said amendment to be advisable and moving that it be submitted to the 1995 Annual Meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        Resolved, that this Board of Directors does hereby recommend and declare it advisable that the first paragraph of Article 4 of the Corporation's Certificate of Incorporation be amended to read as follows:

        4. The total number of shares of all classes of stock which the corporation shall have authority to issue is One Billion One Hundred Sixty-Five Million (1,165,000,000) shares, of which Five Million (5,000,000) shares shall be shares of the class of Preferred Stock without par value (hereinafter called ("Preferred Stock"), and One Billion One Hundred Sixty Million (1,160,000,000) shares shall be shares of the class of Common Stock with the par value of $1 per share (hereinafter called "Common Stock");

that this Board directs that this amendment be considered at the next annual meeting of the stockholders of the Corporation to be held on April 20, 1995; and that the officers of the Corporation be and they are and each of them hereby is authorized to take all action necessary or desirable to give effect to the foregoing resolutions.

        SECOND: That pursuant to resolution of its Board of Directors, the 1995 Annual Meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, The Gillette Company has caused this Certificate to be signed by Joseph E. Mullaney, its Vice Chairman, and attested to by Jill C. Richardson, its Secretary, this twentieth day of April, 1995.


                                                THE GILLETTE COMPANY



                                                By:  Joseph E. Mullaney
                                                     ------------------------
                                                     Joseph E. Mullaney
                                                     Vice Chairman


ATTEST:



By: Jill Richardson
    -------------------------------
    Jill C. Richardson, Secretary